Exhibit 23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 12, 2021, relating to the financial statements of Innovations Group, Inc. for the years ended December 31, 2020 and 2019.

/s/ Plante & Moran, PLLC

Denver, Colorado

August 9, 2021